UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

COLORADO INTERSTATE GAS COMPANY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	001-4874	84-0173305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-420-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective on May 25, 2012, Kinder Morgan, Inc. (“KMI”) completed the acquisition (the “Acquisition”) of El Paso Corporation (“El Paso”), the parent entity of El Paso Pipeline GP Company, L.L.C. (the “General Partner”), the general partner of El Paso Pipeline Partners, L.P. (the “Partnership”), which owns indirectly 100% of Colorado Interstate Gas Company, L.L.C. (“CIG”). In connection with the Acquisition, the audit committee of the General Partner approved the engagement of PricewaterhouseCoopers LLP (“PwC”) to audit the consolidated financial statements of the Partnership and its subsidiaries, including CIG, for the year ending December 31, 2012 in replacement of Ernst & Young LLP (“E&Y”), which was dismissed as CIG’s independent auditor, effective as of May 25, 2012. Because CIG’s financial statements will be consolidated with those of KMI following the Acquisition, PwC, which is the independent auditor of KMI and its subsidiaries, was chosen to be CIG’s independent auditor as well.

The reports of E&Y on CIG’s consolidated financial statements for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of CIG’s consolidated financial statements for the years ended December 31, 2011 and 2010, and during the subsequent interim period through May 25, 2012, there were no disagreements between CIG and E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its reports.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the years ended December 31, 2011 and 2010 and the subsequent interim period through May 25, 2012.

CIG has not consulted with PwC during the years ended December 31, 2011 and 2010 or any subsequent interim period through May 25, 2012 on either the application of accounting principles or the type of opinion PwC might issue on CIG’s financial statements.

In accordance with the rules of the Securities and Exchange Commission, CIG provided E&Y a copy of the disclosures made under this Item 4.01 and requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agrees with the above statements. Such letter is attached as Exhibit 16.1.

Item 5.01.	Changes in Control of Registrant.

As a result of the Acquisition, a change of control of CIG occurred on May 25, 2012, and the General Partner became an indirect, wholly owned subsidiary of KMI. KMI’s sources of funds for the Acquisition include KMI common stock and warrants and cash. The cash portion of the consideration for the Acquisition was obtained primarily from bank debt financing.

The information in Item 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Acquisition, James J. Cleary, John R. Sult, James C. Yardley, Daniel B. Martin and Thomas L. Price resigned from the Management Committee of CIG, and Ray Miller, Jim Saunders, Steven J. Kean, Joseph Listengart and David D. Kinder were appointed by the members of CIG to fill the vacancies.

At the effective time of the Acquisition, all of the executive officers of CIG resigned from their positions, including: James J. Cleary, President; John R. Sult, Executive Vice President and Chief Financial Officer; Daniel B. Martin, Senior Vice President; and Thomas L. Price, Vice President.

At the effective time of the Acquisition, the Management Committee appointed the new executive officers of CIG, including: Ray Miller, President; Jim Saunders, Chief Financial Officer; and Steven J. Kean, Executive Vice President.

Ray M. Miller currently serves as Vice President, Pipeline Management of Kinder Morgan, Inc. He has over 30 years of engineering, construction and operations experience, starting his career with Kinder Morgan as a field engineer with Natural Gas Pipeline Company of America. He assumed his current role in 1999 and is responsible for the commercial operations of the Kinder Morgan Natural Gas Pipelines Group, which encompasses approximately 62,000 miles of pipeline, 34 billion cubic feet (Bcf) per day of transportation capacity and approximately 685 Bcf of working gas storage capacity. Mr. Miller is a graduate of the University of Missouri with a degree in mechanical engineering and is a registered professional engineer. Mr. Miller is 54 years old.

James M. Saunders currently serves as Vice President of Financial Planning and Accounting of the Gas Pipeline Group of Kinder Morgan, Inc. He has held that position since 2005. Mr. Saunders has over 30 years of experience in finance and accounting in the pipeline industry. Mr. Saunders, a CPA, has a Master of Science degree in accounting from Long Island University and a Bachelor of Arts degree from the University of Nebraska – Omaha. Mr. Saunders is 60 years old.

Steven J. Kean currently serves as Director, Executive Vice President and Chief Operating Officer of Kinder Morgan, Inc., the indirect parent of the General Partner. He is also Executive Vice President and Chief Operating Officer of Kinder Morgan Management, LLC (“KMR”) and Kinder Morgan G.P., Inc. He served as Manager and Chief Operating Officer of Kinder Morgan Holdco LLC from May 2007 until completion of the initial public offering in February 2011, at which time he assumed the positions of Director, Executive Vice President and Chief Operating Officer of KMI. Mr. Kean was elected Executive Vice President and Chief Operating Officer of KMR, Kinder Morgan G.P., Inc. and KMI in January 2006. He served as Executive Vice President, Operations of KMR, Kinder Morgan G.P., Inc. and KMI from May 2005 to January 2006. He served as President, Natural Gas Pipelines of KMR and Kinder Morgan G.P., Inc. from July 2008 to November 2009. He served as President, Texas Intrastate Pipeline Group from June 2002 until May 2005. He served as Vice President of Strategic Planning for the Kinder Morgan Gas Pipeline Group from January 2002 until June 2002. Mr. Kean received his Juris Doctor from the University of Iowa in May 1985 and received a Bachelor of Arts degree from Iowa State University in May 1982. Mr. Kean is 50 years old.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

16.1	Letter of E&Y regarding change in certifying accountant

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO INTERSTATE GAS COMPANY, L.L.C.

Dated: May 31, 2012	By:	/s/ Joseph Listengart
		Name:	Joseph Listengart
		Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of E&Y regarding change in certifying accountant